EXHIBIT 32.1

CERTIFICATIONS OF CEO AND CFO PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Reliant Bancorp, Inc., a Tennessee corporation (the “Company”), on Form 10-Q for the quarter ended September 30, 2021, as filed with the Securities and Exchange Commission (the “Report”), each of DeVan D. Ard, Jr., Chief Executive Officer of the Company, and Jerry Cooksey, Chief Financial Officer of the Company, do hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

November 5, 2021	/ s/ DeVan D. Ard, Jr.
DeVan D. Ard, Jr.
Chief Executive Officer
(Principal Executive Officer)

November 5, 2021	/ s/ Jerry Cooksey
Jerry Cooksey
Chief Financial Officer
(Principal Financial Officer)